EXHIBIT 10.1

MARKETING AND DISTRIBUTION AGREEMENT

by and between

ICONIC BRANDS, INC.

and

UNITED SPIRITS, INC.

This marketing and distribution agreement (this “Agreement”), dated as of April 1, 2019 (the “Effective Date”) is between Iconic Brands, Inc., a Nevada corporation (“Iconic”) and United Spirits, Inc., a New York corporation (“United”) for the distribution of alcoholic products described herein. Iconic and United are each a “Party” and collectively, the “Parties”.

WHEREAS, HI Limited Partnership (“Hooters”) owns or controls certain trademarks for the “Hooters” restaurant and products, including USPTO Trade Marks associated with the serial numbers 88062395, 88023053, 87681938, 87681891, 85961933, 85869984 (collectively, the “Hooters Marks”); and

WHEREAS, United holds a license (the “Hooters License”) from HI Limited Partnership to market and sell certain alcoholic products utilizing the Hooters Marks (the “Products”) in a territory which includes the United States, Europe and Asia as set forth in the Hooters License (the “Territory”); and

WHEREAS, Iconic is a publicly traded, national company with experience in the marketing and distribution of alcoholic and non-alcoholic beverages; and

WHEREAS, the Parties wish to enter into this Agreement for Iconic to market and assist in the distribution of the Products.

HOW, THEREFORE, for the mutual promises and covenants contained herein and other valuable consideration, the sufficiency of which is expressly acknowledged, the Parties agree as follows:

A. TERM

1. The term of this Agreement (the “Term”) shall be for a period of five years beginning from the Effective date, unless extended or terminated pursuant to the terms set forth herein.

2. The Term may be extended by up to five years by Iconic upon written notice to United, so long as Iconic is not in breach of this Agreement.

Iconic Brands, Inc. and United Spirits, Inc.

Marketing and Distribution Agreement

April 1, 2019

3. This Agreement shall terminate upon the occurrence of any of the following:

a. Termination of the Hooters License;

b. A Party is in breach of any term of the Agreement and has failed to cure such breach upon 30 day’s prior written notice from the non-breaching Party; or

c. A Party becomes insolvent, a receiver is appointed over its assets or it is the subject of a bankruptcy or similar insolvency proceeding.

B. MARKETING AND DISTRIBUTION

4. United grants Iconic the exclusive right to market and distribute Product in the Territory on its behalf.

5. Iconic shall use its best efforts to market the Products for sale to (a) “Hooters” branded restaurants; (b) liquor distributors; and (c) off-premise, retail establishments (with all sales being made through distributors licensed to conduct business in the state of such sale).

6. Iconic shall insure all Product merchandising and sales shall conform with Hooters License.

7. United shall act as the licensed wholesaler for the Product.

8. Iconic does not acquire any ownership rights to the Hooters Trademarks or the Hooters License under this Agreement other than the marketing and distribution rights set forth herein.

9. Iconic shall comply with all reasonable instructions from United as to requirements for the use, protection and maintenance of the Hooters Trademarks. Iconic shall do nothing, and shall not permit any action, that will diminish or adversely affect Hooters interests in the Hooters Trademarks or United’s rights under the Hooters License.

C. INVOICING AND COMPENSATION

10. United shall receive one dollar ($1.00) per case of Product sold to any wholesaler for retail distribution.

11. Iconic shall be responsible for invoicing and collecting payments on all sales.

12. Iconic shall be responsible for all expenses relating to the product, including payment of royalties due under the Hooters License pursuant to its terms.

Iconic Brands, Inc. and United Spirits, Inc.

Marketing and Distribution Agreement

April 1, 2019

D. OWNERSHIP OF PRODUCT

13. All product purchased from its manufacturer shall remain the property of United until title transfers to the distributor or other purchaser or recipient (as may be allowed by law). Iconic shall never hold title to or take possession of any Product.

E. COMPLIANCE WITH LAWS

14. During the term of this Agreement, United shall obtain and maintain in good standing, or otherwise have valid access to, all state and federal licenses required for the performance of this Agreement, including all licenses for the importation of the Product into the Territory.

15. During the term of this Agreement, Iconic shall comply with all federal and state laws with respect to the marketing and distribution of the Product.

F. GOVERNING LAW

16. This Agreement shall be construed under the laws of the State of New York without giving effect to the principals of conflicts of laws that would require the substantive or procedural law of any other jurisdiction.

17. The Parties hereby consent to the exclusive personal jurisdiction and venue of the state and federal courts located in the Eastern District of New York.

G. NOTICE

18. Notices shall be sent to the following addresses:

If to Iconic:

Iconic Brands, Inc.

44 Seabro Avenue

Amityville New York 11701

Attn: Richard DeCicco

Richard,decicco@gmail.com

If to United:

United Spirits, Inc.

44 Seabro Avenue

Amityville New York 11701

Attn: Richard DeCicco

Richard,decicco@gmail.com

Iconic Brands, Inc. and United Spirits, Inc.

Marketing and Distribution Agreement

April 1, 2019

19. All notices given under this Agreement shall be effective three business days after being mailed, the following business day when sent via overnight courier or the business day when sent via electronic mail.

20. Either Party may change its notice address upon written notice to the other Party.

H. SAVINGS CLAUSE

21. If any term or provision of this Agreement is determined to be invalid or unenforceable, such term or provision shall be modified so as to enforceable in a manner that effectuates the intent of the Parties.

I. NON-TRANSFERABILITY; BINDING EFFECT

22. This Agreement may not be transferred by either Party without the written consent of the other.

23. This Agreement shall be binding upon and inure to the benefit of the Parties, their successors and permitted assigns.

J. ENTIRE AGREEMENT; COUNTERPARTS

24. This Agreement embodies all of the understandings and material terms for the agreement between the Parties with respect to the transaction contemplated hereby.

25. This Agreement supersedes all prior discussions, negotiations and agreements between the Parties concerning the subject matter of the Agreement.

26. This Agreement may only be amended by a writing executed by both parties.

27. This Agreement may be executed in multiple counterparts and transmitted electronically, with all parts, taken together, constituting one agreement.

[Signature Page Follows]

Iconic Brands, Inc. and United Spirits, Inc.

Marketing and Distribution Agreement

April 1, 2019

IN WITNESS WHEREOF, with the intent of being bound by its terms, the Parties have caused their authorized agents to execute this Agreement as of the date first written above.

United Spirits, Inc.

By:	/s/ Richard DeCicco
Richard DeCicco
President

Iconic Brands, Inc.

By:	/s/ Richard DeCicco
Richard DeCicco
President

Iconic Brands, Inc. and United Spirits, Inc.

Marketing and Distribution Agreement

April 1, 2019